UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 31, 2009

Summit Hotel Properties, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

South Dakota	000-51955	20-0617340
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2701 South Minnesota Avenue, Suite 6, Sioux Falls, South Dakota		57105
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	605-361-9566

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 31, 2009, Summit Hotel Properties, LLC (the "Company") entered into a First Amended and Restated Loan Agreement related to its acquisition line of credit ("Acquisition Line") with First National Bank of Omaha. The Acquisition Line is for the purpose of temporarily funding acquisitions and construction of new hotels. The Acquisition Line carries an interest rate at 90-day LIBOR plus 4.0%, with a floor of 5.5%. The borrowings under the Acquisition Line are repaid as permanent financing and equity sources for such acquisitions are secured. The principal amount of the Acquisition Line is $28.2 million, which is roughly equivalent to the current amount outstanding under the Acquisition Line, amounts outstanding under letters of credit issued by First National Bank of Omaha, plus funds sufficient to complete the construction of the Jacksonville, FL Aloft hotel. The Acquisition Line carries a covenant that the Company may not exceed an aggregate of $450 million outstanding debt without the prior approval of the lender. We are further required to maintain a minimum aggregate debt service coverage ratio of 1.50 to 1.00.

On August 31, 2009, the Company entered into a First Amended and Restated Loan Agreement related to its credit pool line of credit ("Credit Pool") with First National Bank of Omaha. The Credit Pool is for the purpose of providing interim financing for existing, newly acquired and constructed hotels. Each loan from the Credit Pool is classified as either a Pool One loan or a Pool Two loan. Loans from Pool One pay interest only for a maximum of two years. Loans from Pool Two are for a term of five years, and principal and interest payments are based upon a twenty-year amortization schedule. Under this arrangement, our hotels can be financed in Pool One for up to two years and then be financed in Pool Two for up to five years. The interest rate for Pool One loans is 90-day LIBOR plus 4.0%, with a floor of 5.50%; the interest rate for Pool Two loans is 90-day LIBOR plus 4.0%, with a floor of 5.25%. The principal amount of the Credit Pool is $35 million. Due to the amount currently oustanding under Credit Pool loans, we will be unable to finance additional hotels under the Credit Pool until we have refinanced or otherwise paid down loans currently financed under the Credit Pool. The Credit Pool carries a covenant that the Company may not exceed an aggregate of $450 million outstanding debt without the prior approval of the lender. We are further required to maintain a minimum aggregate debt service coverage ratio of 1.50 to 1.00.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning the Company’s direct financial obligations is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.1 First Amended and Restated Loan Agreement between Summit Hotel Properties, LLC and First National Bank of Omaha dated August 31, 2009 for line of credit in the amount of $28.2 million ("Acquisition Line")
10.2 First Amended and Restated Loan Agreement between Summit Hotel Properties, LLC and First National Bank of Omaha dated August 31, 2009 for line of credit in the amount of $35 million ("Credit Pool")

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Summit Hotel Properties, LLC

September 4, 2009	By:	/s/ Kerry W. Boekelheide

Name: Kerry W. Boekelheide
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	First Amended and Restated Loan Agreement between Summit Hotel Properties, LLC and First National Bank of Omaha dated August 31, 2009 for line of credit in the amount of $28.2 million ("Acquisition Line")
10.2	First Amended and Restated Loan Agreement between Summit Hotel Properties, LLC and First National Bank of Omaha dated August 31, 2009 for line of credit in the amount of $35 million ("Credit Pool")